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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF WCA WASTE CORPORATION

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SUBSIDIARY                                                          JURISDICTION
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Waste Corp. of Texas, L.P. (1)                                      Delaware

Waste Corporation of Arkansas, Inc. (2)                             Delaware

Waste Corporation of Kansas, Inc. (3)                               Delaware

Waste Corporation of Missouri, Inc. (4)                             Delaware

Waste Corporation of Tennessee, Inc. (5)                            Delaware

WCA Capital, Inc.                                                   Delaware

WCA Holdings Corporation (6)                                        Delaware

WCA Management Company, L.P.                                        Delaware

WCA Management General, Inc.                                        Delaware

WCA Management Limited, Inc.                                        Delaware

WCA of Alabama, L.L.C.     (7)                                      Delaware

WCA Shiloh Landfill, L.L.C. (8)                                     Delaware

WCA Texas Management General, Inc.                                  Delaware

WCA Waste Systems, Inc.                                             Delaware
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(1)   Waste Corporation of Texas, L.P. conducts business under the names SLOTI
      Landfill, Greenbelt Landfill, Urban Landfill, Olshan Landfill, Hardy Road Landfill, Darrell Dickey Landfill, Applerock Landfill and Houston Hauling.

(2) Waste Corporation of Arkansas, Inc. conducts business under the names Union County Landfill, Magnolia Hauling, Jonesboro Hauling and Wynne Hauling.

(3) Waste Corporation of Kansas, Inc. conducts business under the name Oakgrove Landfill.

(4) Waste Corporation of Missouri, Inc. conducts business under the names Waste Corporation of Springfield, Waste Corporation of Joplin, Waste Corporation of the Ozarks, Waste Corporation of North Missouri, Waste Corporation of Rolla, Will-Co Disposal, Supreme Disposal, Black Oak Landfill and Central Missouri Landfill.

(5) Waste Corporation of Tennessee, Inc. conducts business under the names Volunteer Waste and Yarnell Landfill.

(6)   WCA Holdings Corporation conducts business in Texas as Waste Corp.
      Holdings.

(7) WCA of Alabama, L.L.C. conducts business under the names Fines Landfill and Waste Corporation of Alabama.

(8) WCA Shiloh Landfill, L.L.C. conducts business under the names Waste Corporation of South Carolina, Shiloh Landfill and Shiloh Hauling.